Consent of Independent
                         Certified Publice Accountants

General Bearing Corporation
West Nyack, New York

     We hereby consent to the incorporation by reference in the Registration Statement of General Bearing Corporation on Form S-8 filed January 16, 1998 of our report dated February 28, 1998, except for the third paragraph of Note 14(d) which is as of March 17, 1998, relating to the consolidated financial statements of General Bearing Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 27, 1997.


/s/ BDO Seidman, LLP
-----------------------
BDO Seidman, LLP


March 27, 1998
New York, New York